UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.
On January 16, 2015, First NBC Bank, the banking subsidiary of First NBC Bank Holding Company ("First NBC"), entered into an agreement with the Federal Deposit Insurance Corporation ("FDIC") to purchase certain assets and assume certain liabilities of First National Bank of Crestview, a national full-service commercial bank headquartered in Crestview, Florida ("FNB-Crestview"), which was closed and placed into receivership. Under the agreement, First NBC Bank agreed to assume all of the deposit liabilities, and acquire approximately $62.0 million of assets, of the failed bank. The acquired assets included the failed bank's performing loans, substantially all of its investment securities portfolio and its three banking facilities, with the FDIC retaining the failed bank's other real estate owned. The foregoing summary is qualified in its entirety by reference to the complete text of the Purchase and Assumption Agreement, dated January 16, 2015 among the FDIC, as receiver of First National Bank of Crestview, Crestview, Florida, the FDIC, acting in its corporate capacity, and First NBC Bank ("Agreement"), a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 7.01.    Regulation FD Disclosure.

A press release issued by First NBC on January 16, 2015 is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, supplemental information, dated January 23, 2015, relating to the acquisition is attached as Exhibit 99.2 to this Current Report on Form 8-K.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. First NBC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving First NBC and SIBC, including future financial and operating results; First NBC’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that First NBC may be unable to obtain governmental and regulatory approvals required to consummate the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which First NBC discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and First NBC undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

d.	Exhibits
Exhibit No.	Description
2.1
Purchase and Assumption Agreement, dated January 16, 2015, among First NBC Bank, the Federal Deposit Insurance Corporation, as receiver of First National Bank of Crestview, Crestview, Florida, and the Federal Deposit Insurance Corporation, in its Corporate capacity*

99.1	Press release, dated January 16, 2015, announcing acquisition
99.2	Supplemental information, dated January 23, 2015, related to the acquisition
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First NBC undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: January 23, 2015

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description
2.1
Purchase and Assumption Agreement, dated January 16, 2015, among First NBC Bank, the Federal Deposit Insurance Corporation, as receiver of First National Bank of Crestview, Crestview, Florida, and the Federal Deposit Insurance Corporation, in its Corporate capacity*

99.1	Press release, dated January 16, 2015, announcing acquisition
99.2	Supplemental information, dated January 23, 2015, related to the acquisition
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First NBC undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission